UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) NOVEMBER 7, 2005.

                         CLEAN DIESEL TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


     DELAWARE                       0-27432                     06-1393453
 (State or other                  (Commission                 (IRS Employer
 Jurisdiction of                  File Number)              Identification No.)
  Incorporation)


                         SUITE 702, 3000 ATLANTIC STREET
                                STAMFORD CT 06901
                    (Address of Principal Executive Offices)


Registrants telephone number, including area code (203) 327-7050


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of ther registrant under any of the following provisions:

     ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchnage Act (17 CFR 240.14d-2(b))

     ___ Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

(a) SECURITIES SOLD. The Registrant on November 7, 2005 sold 8,890,222 shares of the Registrant's Common Stock, Par $0.05 (the "Shares"), 8,179,996 Shares for delivery on November 11, 2005 and 710,226 Shares for delivery within 90 days.

(b) CONSIDERATION. The Shares were sold at the aggregate offering price of GBP 3,556,088 ($6,258,716). Commissions on a portion of the gross proceeds in the amount of GBP 1,692,000 ($2,977,920) are payable in the amount of 5% or GBP 84,600 ($148,896) and the fixed additional amount of GBP 28,000 ($49,280).

(c) EXEMPTION FROM REGISTRATION CLAIMED. 8,847,610 of the Shares were issued and sold offshore to investors in the United Kingdom and in connection with that issue and sale the Registrant claims the exemption from registration provided by Regulation S of the Securities and Exchange Commission. 42,612 of the Shares were sold to directors and officers of the Company in the United States and in connection with that issue and sale the Company claims the exemption from registration provided by Regulation D of the Securities and Exchange Commission.

                                   SIGNATURES


                              Clean Diesel Technologies, Inc.
                                    (Registrant)

Date: November 14, 2004           By: /s/ D. W. Whitwell
                                      David W. Whitwell
                                      Vice President and Chief Financial Officer